Exhibit 10.4

ACTING-IN-CONCERT AGREEMENT

DATE: 08 MAY 2025

PARTIES

BETWEEN

This Acting-in-Concert Agreement (“Agreement”) is executed by the following parties:

1)	THEN YEN TSING (Passport No. A70069082), a citizen of Malaysia of A-30-08, Residensi Renai Jalil, No. 3, Jalan Jalil Perwira 2, Bukit Jalil, 58200 Kuala Lumpur, Malaysia (“TYT”); and

2)	LAI POH MEI (Passport No. A54703860), a citizen of Malaysia of 31G, Jalan USJ1/1B, Regalia Business Centre, 47600 Subang Jaya, Selangor, Malaysia (“LPM”);

each a “Party” and collectively, “Parties”.

RECITALS:

A.	I BELLA PERFECT INC. is a company incorporated and registered in the British Virgin Islands with BVI Company No. 2176271 whose registered office is at Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortola, VG1110, British Virgin Islands (“Company”).

B.	As at the date of this Agreement, the Company is in the process of listing its shares on the on the NYSE American or NASDAQ Capital Market (“Proposed Listing”).

C.	TYT is a sole director and shareholder of MVDEAL INC. (BVI Company No. 2176270) (“MVDEAL”). LPM is the shareholder of Arrow Peak Sdn. Bhd (Company Registration No. 202201038173 (143870-A)) (“AP”).

D.	TYT, MVDEAL and AP are to be the shareholders of the Company prior to the Proposed Listing. As at the date of this Agreement, the shareholdings of TYT, MVDEAL and AP are yet to be determined.

E.	The Parties hereby agree to enter into this Agreement to record the arrangement between the Parties in accordance with the terms of this Agreement.

OPERATIVE PROVISIONS

The Parties hereby agree unanimously to the following arrangements:

1.	During the term of this Agreement, the Parties shall be deemed as parties acting in concert, and shall act in concert in relation to all matters that require the decisions of the shareholders of the Company, including but not limited to voting, on a simple majority basis, to approve, reject, or to abstain from voting in relation to motions that need to be resolved at shareholders meetings, and to jointly sign all necessary documents. The Parties hereby agree and confirm that each Party shall be entitled to one (1) vote, regardless of their respective shareholdings in the Company.

2.	The Parties shall vote on the matters that require action in concert, and joint action shall be taken based on the results of the voting. Each of the Parties hereby agree and confirm that, In the event of a deadlock in relation to the matters that require action in concert, TYT shall have a casting vote and shall be binding on all the Parties. Each of the Parties shall act in concert with other Parties based on the contents of the aforesaid decision.

3.	This Agreement shall come into force from the date of this Agreement, and shall remain effective for the entire period until only one (1) of the Party remains as a shareholder of the Company.

4.	During the period of this Agreement, if any of the Parties transfers its shares of the Company, as a prerequisite, unless waived in writing by all of other Parties, it shall ensure that the transferee is bound by the provisions of this Agreement, and the transferee upon receiving the transfer of the shares shall be deemed as having agreed to the provisions of this Agreement and having agreed to be bound by the provisions of this Agreement.

5.	This Agreement shall be governed by and construed in accordance with the laws of Malaysia and the Parties hereby irrevocably agree that the dispute shall be referred to arbitration at the Asian International Arbitration Centre, for final settlement. The arbitration shall be conducted in English by one (1) arbitrator pursuant to the rules of the Asian International Arbitration Centre for the time being in force, which rules are deemed to be incorporated by reference to this Clause, and the seat of arbitration shall be Kuala Lumpur Malaysia.

6.	If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the Parties. In such event, the Parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly effects the Parties’ intent in entering into this Agreement.

7.	The provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto, but shall not otherwise be for the benefit of any third party.

8.	Each Party hereto shall keep in confidence, and shall not use (except for the purposes of the transactions contemplated herein) or disclose, any non-public information disclosed to it or its affiliates, representatives or agents in connection with this Agreement or the transactions contemplated herein, except for disclosure required by applicable law or regulation. Each Party hereto shall ensure that its affiliates, representatives and agents keep in confidence, and do not use (except for the purposes of the transactions contemplated hereby) or disclose, any such non-public information, except for disclosure required by applicable law or regulation.

9.	Any amendment to this Agreement shall be valid only if it is agreed in writing and signed by or on behalf of each Party to this Agreement.

10.	This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature page follows]

THE PARTIES

Signed by	)
THEN YEN TSING	)	/s/ THEN YEN TSING
(Passport No. A70069082))
in the presence of: -)

Witness
Name:

NRIC No./Passport No.: 551027-10-6173

Signed by	)
LAI POH MEI	)	/s/ LAI POH MEI
(Passport No. A54703860))
in the presence of: -)

/s/ Koh Chun Yik
Witness
Name: Koh Chun Yik
Passport No. : A61637233